UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2019, Stoneridge, Inc. (the “Company”) entered into the Fourth Amended and Restated Credit Agreement by and among the Company and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC and Citibank, N.A., as Joint Lead Arrangers, Citibank, N.A., as Syndication Agent, Citizens Bank, National Association, BMO Harris Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, PNC Capital Markets LLC, as Bookrunner, and PNC Bank, National Association, Citizens Bank, National Association, BMO Harris Bank, N.A., U.S. Bank National Association, The Huntington National Bank, KeyBank National Association, Citibank, N.A., HSBC Bank USA, N.A. and Northwest Bank, as Lenders (the “Fourth Amended and Restated Credit Agreement”).

The Fourth Amended and Restated Credit Agreement provides for a $400.0 million senior secured revolving credit facility and it replaces and supersedes the Third Amended and Restated Credit Agreement, as amended (the “Third Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, PNC Bank, National Association, as Administrative Agent and Collateral Agent; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Compass Bank, Citizens Bank, National Association, The Huntington National Bank, U.S. Bank National Association, BMO Harris Bank, N.A., First Niagara Bank, N.A. and First Commonwealth Bank, as Lenders.

The Fourth Amended and Restated Credit Agreement also has an accordion feature which allows the Company to increase the availability by up to $150.0 million upon the satisfaction of certain conditions and includes a letter of credit subfacility, swing line subfacility and multicurrency subfacility.

The Fourth Amended and Restated Credit Agreement has a termination date of June 5, 2024.

Borrowings under the Fourth Amended and Restated Credit Agreement will bear interest at either the Base Rate or the LIBOR Rate, at the Company’s option, plus the applicable margin as set forth in the Fourth Amended and Restated Credit Agreement.

The borrowings under the Fourth Amended and Restated Credit Agreement are guaranteed by all existing and future wholly owned domestic subsidiaries of the Company (collectively, the “Subsidiary Guarantors” and, together with the Company, and Stoneridge B.V., the “Loan Parties”), subject to customary exceptions, and is secured by first priority security interests on substantially all assets of the Loan Parties, including 100% of the voting equity interests of directly owned domestic subsidiaries and 65% of the voting equity interests of directly owned foreign subsidiaries, subject to customary exceptions.

The Company has the right to prepay borrowings under the Fourth Amended and Restated Credit Agreement at any time and from time to time in whole or in part without premium or penalty, upon written notice, except that any such prepayment of loans that bear interest at the LIBOR Rate other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom.

The Fourth Amended and Restated Credit Agreement contains customary affirmative covenants and representations.

The Fourth Amended and Restated Credit Agreement also contains customary negative covenants, which, among other things, and subject to certain exceptions, include restrictions on (i) indebtedness, (ii) liens, (iii) liquidations, mergers, consolidations and acquisitions, (iv) disposition of assets or subsidiaries, (v) affiliate transactions, (vi) creation or ownership of certain subsidiaries, partnerships and joint ventures, (vii) continuation of or change in business, (viii) restricted payments, (ix) prepayment of subordinated and junior lien indebtedness, (x) restrictions in agreements on dividends, intercompany loans and granting liens on the collateral, (xi) loans and investments, (xii) sale and leaseback transactions, (xiii) changes in organizational documents and fiscal year and (xiv) transactions with respect to bonding subsidiaries.

The Fourth Amended and Restated Credit Agreement contains certain financial covenants that require the Company to maintain less than a maximum leverage ratio and more than a minimum interest coverage ratio. The Fourth Amended and Restated Credit Agreement contains customary events of default, subject to customary thresholds and exceptions, including, among other things, (i) non-payment of principal and non-payment of interest and fees, (ii) a material inaccuracy of a representation or warranty at the time made, (iii) a failure to comply with any covenant, subject to customary grace periods in the case of certain affirmative covenants, (iv) cross default of other debt, final judgments and other adverse orders in excess of $30,000,000, (v) any loan document shall cease to be a legal, valid and binding agreement, (vi) certain uninsured losses or proceedings against assets with a value in excess of $30,000,000, (vii) ERISA events, (viii) a change of control, or (ix) bankruptcy or insolvency proceedings.

The foregoing description of the Fourth Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety to the text of the Fourth Amended and Restated Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information regarding the Third Amended and Restated Credit Agreement set forth in Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Fourth Amended and Restated Credit Agreement, dated June 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: June 7, 2019	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer)